UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 18, 2007

CHADMOORE WIRELESS GROUP, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-20999	84-1058165
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

PMB# 101 2211 North Rampart Boulevard, Las Vegas, NV  89128-7640
(Address of principal executive offices) (Zip Code)

(702) 740-5633
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01.  Regulation FD Disclosure.

Cash Balance

As of October 31, 2007, following the payments disclosed below, Chadmoore Wireless Group, Inc.’s cash balance was approximately $380,000.  Chadmoore’s current monthly expenses are approximately $36,000 per month, including fixed expenses of approximately $8,000 and fees for professional services of approximately $28,000.

Payment of Stay Put Bonuses

Pursuant to a retention program adopted by Chadmoore Wireless Group, Inc. (“Chadmoore”) on October 19, 2003, Gil Labrucherie and Gary Stanford earned bonuses of $75,000 each by serving as directors of Chadmoore through February 2007.  These bonuses were placed into escrow pending conclusion of Chadmoore’s litigation proceedings.  Given the settlement of the legal proceedings as disclosed below, Chadmoore intends to notify the escrow agent to release these bonuses to Mr. Labrucherie and Mr. Stanford.

Final Distribution

The Board of Directors intends to meet in mid-November, at which point the Board of Directors intends to determine the timing and estimated amount of a final distribution to shareholders, if any.

Item 8.01.  Other Events.

IBF Settlement

On September 18, 2007, the United States Bankruptcy Court, Southern District of New York (the “Court”) approved the Settlement Agreement (the “IBF Settlement Agreement”) between IBF Fund Liquidating LLC (“IBF”) and Chadmoore.  The IBF Settlement Agreement resolves Chadmoore’s and IBF’s claims against each other in IBF Fund Liquidating LLC v. Chadmoore Wireless Group Inc. et. al, (Adv. Pro. No. 07-01482 (BRL)) (Case No. 02-41590 (BRL)) (the “Proceeding”).

The terms of the IBF Settlement Agreement include IBF’s and Chadmoore’s agreement to dismiss their claims against one another, Chadmoore’s agreement to pay IBF $750,000, a mutual release, and Chadmoore’s assignment to IBF of any claims it may have against Robert Moore, Stephen Radusch, and other designated parties.  Chadmoore paid the settlement amount above to IBF on September 19, 2007 and discharged its duties under the IBF Settlement Agreement.

Chadmoore does not intend to provide further updates concerning the Proceeding.

Stephen Radusch

On October 2, 2007, the Court approved the Settlement Agreement between Mr. Radusch, Chadmoore’s former Chief Financial Officer, and IBF whereby Mr. Radusch, among other things, agreed to individually pay IBF $125,000 and assigned to IBF his right to receive any future payments from Chadmoore, including shareholder distributions.

Robert Moore

On October 9, 2007, the Court granted partial summary judgment to:  (1) Mr. Moore, Chadmoore’s former Chief Executive Officer, on a claim brought against him by IBF; and (2) IBF on a claim brought by IBF against Mr. Moore.  The Court ordered Mr. Moore to pay IBF $1,675,000 ($2,500,000 less amounts paid by Chadmoore and Mr. Radusch in settlement).  Mr. Moore has appealed this ruling.  The remaining claims are pending.  The Court has found Mr. Moore to be in contempt of Court on several occasions, including in its Third Contempt Order filed on October 2, 2007.

American Tower Settlement

On May 23, 2003, as further described in Chadmoore’s prior periodic reports, American Tower Corporation (“ATC”) filed an action against Chadmoore in District Court, Clark County, Nevada, case number A468150 (the “ATC Action”), arising from leases between ATC and Chadmoore for 31 telecommunication tower sites located throughout the United States (the “Sites”).

On October 19, 2007, ATC and Chadmoore entered into a Settlement Agreement and Release (the “ATC Settlement Agreement”) related to the ATC Action and the Sites.

The terms of the ATC Settlement Agreement include the parties’ agreement to dismiss their claims against one another related to the Sites and the ATC Action, Chadmoore’s agreement to pay ATC $220,000, and the parties’ agreement to a mutual release of all claims.  Chadmoore paid the settlement amount above to ATC on October 25, 2007.

Ashcroft Settlement

As previously described in Chadmoore’s periodic reports, on April 17, 2007, Ashcroft ITV (“Ashcroft”) filed a complaint against Chadmoore in the District Court, Pitkin County, Colorado, Case No. 2007 CV 52 (the “Ashcroft Action”), related to an Option and Stock Purchase Agreement effective June 14, 1996.

On October 2, 2007 the parties entered in a Settlement Agreement and Mutual Release (the “Ashcroft Settlement Agreement”).  The terms of the Ashcroft Settlement Agreement include the dismissal of the Ashcroft Action, Chadmoore’s agreement to pay ATC $150,000 and the parties’ agreement to a mutual agreement of all claims.  Chadmoore paid the settlement amount to Ashcroft on October 12, 2007.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHADMOORE WIRELESS GROUP, INC. a dissolved Colorado corporation – 2002 (Registrant)
November 4, 2007
Date	By:	/s/ Richard M. Brenner
Name: Richard M. Brenner
Title: Chief Liquidating Officer